News Release

For Immediate Release:

September 18, 2007

Fire-Resistant Building Materials Releases Revenue and Sales Volume Results for August 2007.

Watkins, MN; Vancouver, BC September 18, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, reports monthly shipments of 569,100 sq ft and total sales revenue of $388,929 for the month ending August 31, 2007. In the same period the previous year, Barrier shipped a then record amount of 885,100 sq ft, a record shipment month exceeded only by the current record month of September 2006. Sales revenue in August 2006 was also a record at that time at $640,603.

Sales growth continues to occur in the commercial modular segment where sales grew from 411,500 sq ft to 477,200 sq ft, a gain of 16%.  Sales to residential markets, down over 80% from the record pace of 2006, continue to drag due to the market economy for housing. One bright spot emerged, however, as sales to the Mid-Atlantic region grew 288% from 23,040 sq ft in 2006 to 89,500 sq ft in 2007.  Additionally, sales in the residential market have begun to trend up as housing starts stabilize at new levels in certain US geographies. Blazeguard sales to residential markets grew 31% for the two-month period comparison for July/August versus May/June.

“The building industry continues to send mixed signals on the depth and expected duration of the housing slowdown,” reports Michael Huddy, Barrier’s President and CEO. “What we know for sure, however, is that there remains a latent demand for new home construction all over the country. While some regions will recover faster than others, housing construction will continue to occur in the interim and commercial construction will continue to grow. Builders, and the suppliers of building materials, that can ride out the correction that is occurring presently, will emerge at the end of this cycle poised to prosper.”

“While significant gains in residential market sales over the next few months will be difficult to provide, Barrier continues to improve market share in the areas we currently operate in,” reports Huddy. “Through the significant investment in research and development we are currently making, which has been designed to further certify Blazeguard and confirm code compliance in new market applications, Barrier will add considerably to our customer and interest base, providing ample opportunity for significant sales growth by the end of this fiscal year.”

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com